Britton & Koontz Capital Corporation

500 Main Street
P O Box 1407
Natchez, MS  39121

601-445-5576
601-445-2488  Fax
http://www.bkbank.com
corporate@bkbank.com


FOR IMMEDIATE RELEASE:          FOR MORE INFORMATION:
November 23, 1999               W. Page Ogden, President & CEO
for (Nasdaq/Symbol BKBK)        Bazile R. Lanneau, Jr., Vice President & CFO




           BRITTON & KOONTZ DECLARES SEMI-ANNUAL DIVIDEND


Natchez, Mississippi-- Britton & Koontz Capital Corporation declared a semi-annual dividend of $.30 per share payable December 15, 1999, to shareholders of record as of December 3, 1999.


Britton & Koontz Capital Corporation, headquartered in Natchez, Mississippi, is the parent company of Britton & Koontz First National Bank which operates four full service offices in Natchez and one in Vicksburg, Mississippi. As of September 30, 1999, the Company reported assets of $196.2 million and equity of $20.2 million. The Company's stock is traded on NASDAQ under the symbol BKBK and the transfer agent is American Stock Transfer & Trust Company. Total shares outstanding at September 30, 1999, amounted to 1,767,064.